SECOND AMENDMENT TO CREDIT AGREEMENT
SECOND AMENDMENT dated as of July 17, 2017 (this “Second Amendment”) to the Credit Agreement dated as of August 26, 2014 (as amended by the First Amendment to Credit Agreement dated as of April 6, 2015 and as may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among FIDELITY & GUARANTY LIFE HOLDINGS, INC., a Delaware corporation (the “Borrower”), each of the lenders from time to time party thereto (collectively the “Lenders” and, individually, each a “Lender”), and ROYAL BANK OF CANADA as administrative agent for the Lenders (the “Administrative Agent”) and the other agents and arrangers party thereto.
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent extend the termination date of the Revolving Commitments and the maturity date of the Revolving Loans by one year and agree to the amendments to the Credit Agreement provided for herein.
NOW, THEREFORE, in consideration of the material agreements, provisions and covenants contained herein, the parties agree as follows:
Section 1.Definitions. Capitalized terms used in this Second Amendment but not defined herein shall have the meanings assigned thereto in the Credit Agreement.
SECTION 2.    Amendments. Effective as of the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)    The definition of the term “Commitment Termination Date” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:
“Commitment Termination Date” means the earliest to occur of (i) the date that is four years after the Closing Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.05, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.02.
(b)    The definition of the term “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended by (x) deleting the “or” immediately preceding clause (d)(ii) therein and replacing it with “,” and (y) inserting the phrase “or (iii) the subject of a Bail-in Action” immediately preceding the proviso therein:
(c)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:
““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”
““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”
““EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”
““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.”
““EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”
““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”
““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
(d)    Section 5.11(d) of the Credit Agreement is hereby amended to read in its entirety as follows:
“Since March 31, 2017, no event, circumstance or change has occurred that has had, or could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect; provided that, neither (a) the negotiation, execution, announcement, pendency, performance or compliance with the express terms of that certain Agreement and Plan of Merger, dated as of May 24, 2017, by and among CF Corporation, FGL US Holdings Inc., FGL Merger Sub Inc. and Fidelity & Guaranty Life or the consummation of the transactions contemplated therein, and no effect arising out of, or resulting from, such activities nor (b) any event, circumstance or change disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by Parent and publicly available prior to June 23, 2017 (but excluding any forward-looking disclosure set forth in any sections titled “Risk Factors” or “forward-looking statements” (or similarly captioned section) or in any other section to the extent the disclosure is a forward-looking statement or predictive, cautionary or forward-looking in nature) shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur.”
(e)    Article X of the Credit Agreement is hereby amended by inserting the following in proper numerical order:
““Section 10.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”
SECTION 3.    Condition Precedent to Effectiveness. This Second Amendment shall become effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 10.01 of the Credit Agreement (such date, the “Second Amendment Effective Date”).
(a)    The Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Administrative Agent:
(i)    counterparts of this Second Amendment executed by the Credit Parties, sufficient Lenders constituting Required Lenders and the Administrative Agent, in sufficient number as the Administrative Agent shall request on behalf of the Lenders;
(ii)    copies of the resolutions of the board of directors, authorized subcommittee thereof, or other equivalent body of each Credit Party authorizing the execution, delivery and performance of this Second Amendment, certified as of the Second Amendment Effective Date by a Responsible Officer of such Credit Party;
(iii)    the articles or certificate of incorporation or equivalent document of each Credit Party as in effect on the Second Amendment Effective Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date;
(iv)    the by-laws or equivalent document of each Credit Party as in effect on the Second Amendment Effective Date, certified by a Responsible Officer of such Credit Party as of the Second Amendment Effective Date;
(v)    to the extent such concept is applicable in such jurisdiction, a certificate of good standing or equivalent document for each Credit Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date;
(vi)    a certificate of compliance for each Insurance Subsidiary from the applicable Department as of a recent date; and
(vii)    written opinions, reasonably acceptable to the Administrative Agent in form and substance, (addressed to the Administrative Agent and the Lenders and dated the Second Amendment Effective Date) from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Credit Parties.
(b)    The Administrative Agent shall have received, for the account of each Lender that has consented to this Second Amendment by delivering a counterpart to this Second Amendment executed by it on or prior to the Second Amendment Effective Date, an amendment fee for each such Lender in an amount equal to 0.125% of the principal amount of outstanding Revolving Commitments of such Lender (as of the Second Amendment Effective Date).
(c)    The Administrative Agent shall have been paid all reasonable and documented costs and out-of-pocket expenses (including, without limitation, Attorney Costs of the Administrative Agent) incurred in connection with this Second Amendment or otherwise required to be paid under the Credit Agreement, to the extent invoiced to the Borrower no later than two Business Days prior to the Second Amendment Effective Date.
(d)    The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Second Amendment Effective Date certifying that each of the conditions precedent specified in clauses (e), (f) and (g) of this Section 3 have been satisfied.
(e)    All governmental and regulatory authorizations and third party approvals necessary in connection with (i) the financing contemplated hereby and (ii) the continuing operation of the Credit Parties and their Subsidiaries, in each case, shall have been obtained and be in full force and effect; except, with respect to clause (ii) only, where failure to obtain such authorizations or approvals would not have a Material Adverse Effect.
(f)    All of the representations and warranties contained in Section 4 hereof shall be true and correct in all material respects on the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
(g)    No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date.
The Administrative Agent shall notify the Borrower and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 4.    Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that on the Second Amendment Effective Date the following statements are true and correct:
(a)    No Default or Event of Default has occurred and is continuing.
(b)    Each Credit Party has the corporate (or other organizational) power and authority to perform its obligations under this Second Amendment.
(c)    The execution, delivery and performance by each Credit Party of this Second Amendment are within such Person’s corporate or other organizational powers. The execution, delivery and performance by each Credit Party of this Second Amendment have been duly authorized by all necessary corporate or other organizational action of each Credit Party and do not and will not:
(i)    contravene the terms of any of such Credit Party’s or any of its Subsidiaries articles of incorporation, by-laws or other organizational documents;
(ii)    conflict with or result in any breach, violation or contravention of, or result in or require the creation of any Lien under, any agreement, document or instrument evidencing any material Contractual Obligation or Material Indebtedness to which such Credit Party or any of its Subsidiaries is a party, except, in each case, to the extent that such conflict, breach, violation, contravention or Lien, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or
(iii)    violate any Requirement of Law or any order, injunction, writ or decree of any Governmental Authority to which such Credit Party or any of its Subsidiaries or its property is subject, except to the extent that such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(d)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each Credit Party of this Second Amendment, except such as have been obtained and are in full force and effect (including, without limitation, the approval of the applicable Department of each Insurance Subsidiary, if required).
(e)    This Second Amendment has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(f)    All of the representations and warranties contained in the Credit Agreement or in the Guarantee Agreement by the Borrower and each Guarantor shall be true and correct in all material respects on the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
(g)    Fidelity & Guaranty Life Insurance Agency, Inc. is, and, at all times since the Closing Date, has been, an Excluded Subsidiary and not an Insurance Subsidiary.
(h)    (i) The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis (at fair valuation), exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.
SECTION 5.    Acknowledgment and Consent.
(a)    Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of this Second Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Second Amendment. Each Guarantor hereby confirms that it will continue to guarantee, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all Obligations when due.
(b)    Each Credit Party acknowledges and agrees that each of the Loan Documents to which it is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment .
(c)    This Second Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Loan Document or any other guarantee or security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any Loan Document or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith.
SECTION 6.    Miscellaneous.
(a)    On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Second Amendment.
(b)    This Second Amendment shall not by implication or, except as expressly provided herein, otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the existing Credit Agreement or any other Loan Document, and, except as specifically amended hereby, this Second Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Loan Document, all of which shall remain in full force and effect and are hereby ratified and affirmed in all respects. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(c)    The provisions of this Second Amendment shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.
(d)    This Second Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart of this Second Amendment by facsimile transmission or other electronic transmission (e.g., “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart hereof.
(e)    If any provision of this Second Amendment is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (a) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (b) the other provisions of this Second Amendment shall remain in full force and effect in such jurisdiction and (c) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
(f)    This Second Amendment shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
(g)    This Second Amendment shall be construed in accordance with and governed by the law of the State of New York.
(h)    This Second Amendment, together with the Loan Documents and any separate agreements with respect to fees payable to the Administrative Agent, embodies the entire agreement and understanding among the Credit Parties, the Lenders and the Administrative Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
(i)    The provisions of Section 1.02 (Other Interpretative Provisions) of the Credit Agreement are incorporated herein mutatis mutandis.
(j)    The Borrowers shall pay or reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP) incurred in connection with this Second Amendment.
[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.
ROYAL BANK OF CANADA, as Administrative Agent

By: /s/ Ann Hurley
Name:    Ann, Hurley
Title:    Manager, Agency

ROYAL BANK OF CANADA, as Lender

By: /s/ Brij Grewal
Name:    Brij Grewal
Title:    Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Nupur Kumar
Name:    Nupur Kumar
Title:    Authorized Signatory

By: /s/ Nicholas Goss
Name:    Nicholas Goss
Title:    Authorized Signatory

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Liliana Huerta Correa
Name:    Liliana Huerta Correa
Title:    Vice President

BNP Paribas, as a Lender

By: /s/ Michael Albanese
Name:    Michael Albanese
Title:    Managing Director

By: /s/ Marguerite L. Lebon
Name:    Marguerite L. Lebon
Title:    Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Keiko Kiyohara
Name:    Keiko Kiyohara
Title:    Vice President

MIHI, LLC, as a Lender

By: /s/ Lisa Grushkin
Name:    Lisa Grushkin
Title:    Authorized Signatory

By: /s/ Michael Barrish
Name:    Michael Barrish
Title:    Authorized Signatory

NOMURA CORPORATE FUNDING AMERICAS, LLC, as a Lender

By: /s/ Andrew Keith
Name:    G. Andrew Keith
Title:    Executive Director

FIDELITY & GUARANTY LIFE HOLDINGS, INC., as Borrower

By: /s/ Dennis R. Vigneau
Name:    Dennis R. Vigneau

Title:	Executive Vice President & Chief Financial Officer

FIDELITY & GUARANTY LIFE

By: /s/ Dennis R. Vigneau
Name:    Dennis R. Vigneau

Title:	Executive Vice President & Chief Financial Officer

FIDELITY & GUARANTY LIFE BUSINESS SERVICES, INC.

By: /s/ Dennis R. Vigneau
Name:    Dennis R. Vigneau

Title:	Executive Vice President & Chief Financial Officer

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